EXHIBIT 10

                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT is entered into this 20th day of July, 2001.

BETWEEN:

                  ANDREW HROMYK, Businessman, of Suite 215, 2438 Marine Drive, West Vancouver, British Columbia, Canada V7V 1L2

                  (the "Purchaser")

AND:

                  PEDRO VILLAGRAN GARCIA, Businessman, of Blvd. Hidalgo #67, Entre Campodonico y Londres, Col. Centenario, Hermosillo, Sonora, Mexico CP 83260

                  (the "Vendor")

WHEREAS:

A. Gama Computer Corporation (the "Company") is a body corporate formed pursuant to the laws of the State of Delaware and engaged in the business of providing web site hosting, web site domain name registration and internet telecommunications services;

B. The Vendor is the registered and beneficial owner of 7,210,550 shares of common stock of the Company;

C. Pursuant to terms of a Stock Pledge Agreement dated April 20, 2001 between the Vendor, as Pledgor, and the Purchaser, as Pledgee, the Vendor pledged to the Purchaser as security for a loan of USD$75,000 (the "Debt") a total of 6,487,500 shares of the Company's common stock (the "Shares");

D.       The Vendor is unable to repay the Debt;

E. The Vendor has now agreed to sell and the Purchaser has agreed to purchase all of the Shares, subject to the terms and conditions of this Agreement; and

F. The Purchaser has paid to the Vendor, as a deposit, the sum of USD$10,000, against the purchase of the Shares.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

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                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Definitions

1.1      In this Agreement the following terms will have the following meanings:

(a) "Shares" means the 6,487,500 Common Shares to be transferred into the name of the Purchaser at Closing;

(b)      "Agreement" means this agreement between the Purchaser and the Vendor;

(c) "Bank Account Information" means the information regarding all of the Company Bank Accounts, including the location, account numbers, balances and signing authorities thereof as set forth in Schedule "A" hereto;

(d) "Business" means all aspects of the business conducted by the Company, including, without limitation, providing web site hosting, web site domain name registration and internet telecommunications services;

(e) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 7 hereof;

(f) "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived; provided that in no event shall the Closing Date be later than August 6, 2001;

(g) "Common Shares" means all of the issued and outstanding shares of the Company's common stock, par value $0.0001;

(h) "Company Accounts Payable and Liabilities" means all accounts payable and liabilities of the Company due and owing as of the date hereof as set forth in Schedule "B" hereto;

(i) "Company Accounts Receivable" means all accounts receivable and other debts owing to the Company as of the date hereof;

(j) "Company Assets" means the undertaking and all the property and assets of the Business of every kind and description wheresoever situated including, without limitation, all machinery, equipment, furniture, and furnishings used in the Business, inventory, the Company Material Contracts, the Company Accounts Receivable, the Company Cash, the Company Intangible Assets, and all credit cards, charge cards and banking cards issued to the Company;

(k)      "Company Bank Accounts" means all of the bank accounts of the Company;

(l) "Company Cash" means all cash on hand or on deposit to the credit of the Company on the Closing Date;

(m) "Company Financial Statements" means the audited financial statements of the Company for the fiscal period ended December 31, 2000 together with the unqualified auditors' report thereon, and the unaudited financial statements of the Company for the fiscal period ended March 31, 2001, all prepared in accordance with United States' generally accepted accounting principles, copies of which are attached hereto as Schedule "C";

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(n)      "Company Intangible Assets" means all of the intangible assets of the
         Company, including, without limitation, goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property;

(o) "Company Material Contracts" means the burden and benefit of and the right, title and interest of the Company in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which the Company is entitled in connection with the Business including, without limitation, any loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others, and those contracts listed in Schedule "D" hereto;

(p) "Debt" means the sum of $75,000 loaned by the Purchaser to the Vendor pursuant to the terms of the Stock Pledge Agreement;

(q) "Deposit" means the sum of USD$10,000 paid by the Purchaser to the Vendor against the purchase of the Shares;

(r) "Place of Closing" means the offices of the Purchaser or such other place as the Purchaser and the Vendor may mutually agree upon;

(s)      "Purchase Price" means the sum of $85,000;

(t) "Shares" means the 6,487,500 shares of the Company's common stock to be sold by the Vendor to the Purchaser hereunder;

(u) "Stock Pledge Agreement" means the Stock Pledge Agreement dated April 20, 2001 between the Vendor, as Pledgor, and the Purchaser, as Pledgee; and

(v) "Vendor's Option" means the option to acquire 200,000 shares of the Company's common stock at a price of USD$0.25 per share granted to the Vendor by the Company on September 30, 2000, which option is to be terminated by the Vendor at Closing.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.


Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Information concerning the Company

                  Schedule "A"         Bank Account Information
                  Schedule "B"         Company Accounts Payable and Liabilities
                  Schedule "C"         Company Financial Statements

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                  Schedule "D"         Company Material Contracts
                  Schedule "E"         Debts to Related Parties


Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.


                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES

Sale of Shares

2.1 The Vendor agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Vendor, the Shares at Closing subject to the terms and conditions of this Agreement.

Consideration


2.2 In consideration of the sale of the Shares by the Vendor to the Purchaser, the Purchaser agrees to pay to the Vendor at closing the sum of $85,000, consisting of the forgiveness of the Debt and the Deposit, for a per share price of $0.013.

Release

2.3 At Closing, the Purchaser, as Pledgee, agrees to release the Vendor from any and all obligations to the Purchaser pursuant to the Stock Pledge Agreement or the Debt.

Termination of Option

2.4      At Closing, the Vendor agrees to terminate the Vendor's Option.


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE VENDOR

Representations and Warranties

3.1 The Vendor represents and warrants in all material respects to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

The Company - Corporate Status and Capacity

    (a) Incorporation. The Company is a corporation duly incorporated and validly subsisting under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware;

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    (b)  Carrying on Business. The Company carries on business in Mexico and does not carry on any material business activity in any other jurisdiction. The Company has an office in Hermosillo, Mexico and in no other locations. The nature of the Business does not require the Company to register or otherwise be qualified to carry on business in any other jurisdiction;

    (c) Corporate Capacity. The Company has the corporate power, capacity and authority to carry on the Business;

The Vendor - Capacity

    (d) Capacity. The Vendor has the full right, power and authority to enter into and complete this Agreement on the terms and conditions contained herein and to transfer and cause the transfer of full legal, registered and beneficial title and ownership of the Shares to the Purchaser;

    (e) Sole Director and Officer. The Vendor is the sole director and officer of the Company and has not agreed to appoint any other person to the Board of Directors of the Company, save and except as provided for in this Agreement;

The Company - Capitalization

    (f) Authorized Capital. The authorized capital of the Company consists of 30,000,000 shares of common stock, par value $0.0001 (being the Common Shares) and 5,000,000 shares of preferred stock, par value $0.0001;

    (g) Ownership of Shares. The issued and outstanding share capital of the Company will on Closing consist of 8,411,137 shares of common stock, par value $0.0001 (being the Common Shares) and no shares of preferred stock, which Common Shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Vendor will be immediately prior to Closing the registered and beneficial owner of the Shares free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever save and except for the Stock Pledge Agreement;

    (h) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of the Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of the Company, save and except for the Vendor's Option which is to be terminated by the Vendor at Closing;

    (i) No Restrictions. The transfer of the Shares to the Purchaser will not be restricted under the charter documents of the Company or under any agreement, and will be permitted under all applicable laws and regulations;

The Company - Records and Company Financial Statements

    (j) Charter Documents. The charter documents of the Company have not been altered since the incorporation of the Company, except as filed in the record book of the Company;

    (k) Books and Records. The books and records of the Company fairly and correctly set out and disclose in all material respects the financial position of the Company, and all material financial and other transactions of the Company relating to the Business, including any and all Company Material Contracts and any amendments thereto, have been accurately recorded or filed in such books and records;

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    (l)  Bank Account Information. The Bank Account Information attached hereto as Schedule "A" sets forth correctly the location, account numbers, balances and signing authorities of all of the Company Bank Accounts. The Company does not have any bank accounts other that those set forth in Schedule "A";

    (m) Company Financial Statements. The Company Financial Statements are true and correct and present fairly and correctly the assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the date thereof, and the sales and earnings of the Business during the period covered thereby, in all material respects, and have been prepared in substantial accordance with United States' generally accepted accounting principles consistently applied;

    (n) Reporting Status. The Common Shares have been registered pursuant to s. 12(g) of the Securities and Exchange Act of 1934 (United States);

    (o) Securities and Exchange Commission Reports. The Company has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the U.S. Securities and Exchange Commission;

    (p) Company Accounts Receivable. All Company Accounts Receivable (if any) are bona fide and are good and collectible without set-off or counterclaim;

    (q) Company Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of the Company which are not disclosed in Schedule "B", and the Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of the Company are described in Schedule "B" hereto;

    (r) No Debt to Related Parties. The Company is not, and on Closing will not be, materially indebted to the Vendor nor to any family member of any of the Vendor, nor to any affiliate, director, officer or shareholder of the Company or the Vendor except as set forth in Schedule "E" hereto;

    (s) No Related Party Debt to the Company. The Vendor is not indebted to or under any financial obligation to the Company on any account whatsoever;

    (t) No Dividends. No dividends or other distributions on any shares in the capital of the Company have been made, declared or authorized since the date of the Company Financial Statements;

    (u) No Payments. No payments of any kind have been made or authorized since the date of the Company Financial Statements to or on behalf of the Vendor or to or on behalf of officers, directors, shareholders or employees of the Company or under any management agreements with the Company;

    (v) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company;

    (w)  No Adverse Events. Since the date of the Company Financial Statements

         (i) there has not been any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets or any damage, loss or other change in circumstances materially affecting the Company, the Business or the Company Assets or the Company's right to carry on the Business, other than changes in the ordinary course of business,

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

         (ii) there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Company, the Business or the Company Assets, if any,

         (iii) there has not been any material increase in the compensation payable or to become payable by the Company to the Company's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

         (iv) the Business has been and continues to be carried on in the ordinary course,

         (v) the Company has not waived or surrendered any right of material value,

         (vi) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

         (vii) no capital expenditures in excess of $1,000 individually or $3,000 in total have been authorized or made;

The Company - Income Tax Matters

    (x) Tax Returns. All tax returns and reports of the Company required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

    (y) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company. The Vendor is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

The Company- Applicable Laws and Legal Matters

    (z) Licences. The Company holds all licences and permits as may be requisite for carrying on the Business in the manner in which it has heretofore been carried on, which licences and permits have been maintained and continue to be in good standing;

    (aa) Applicable Laws. The Company has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Company, and the Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Business;

    (bb) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding or enquiry pending or threatened against or relating to the Company, the Business, or any of the Company Assets (if any), nor does the Company have any knowledge of any deliberate act or omission of the Company that would form any material basis for any such action, proceeding or enquiry;

    (cc) No Bankruptcy. The Company has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against the Company and no order has been made or a resolution passed for the

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

         winding-up, dissolution or liquidation of the Company;

    (dd) Labour Matters. The Company is not party to any collective agreement relating to the Business with any labour union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Vendor, has made any attempt in that regard;

    (ee) Finder's Fees. The Company is not party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

     (ff) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary actions on the part of the Vendor and this Agreement constitutes a legal, valid and binding obligation of the Vendor and is enforceable against the Vendor in accordance with its terms;

    (gg) No Violation or Breach.  The performance of this Agreement will not

         (i) violate the charter documents of the Company or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which the Vendor or the Company, or any of them, is a party,

         (ii) give any person any right to terminate or cancel any agreement including, without limitation, the Company Material Contracts (if any), or any right or rights enjoyed by the Company,

         (iii) result in any alteration of the Company's obligations under any agreement to which the Company is party including, without limitation, the Company Material Contracts (if any),

         (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the Company Assets (if any),

         (v) result in the imposition of any tax liability to the Company relating to the Company Assets (if any) or the Shares, or

         (vi) violate any court order or decree to which the Company and the Vendor or any of them are subject;

The Company Assets - Ownership and Condition

    (hh) Business Assets. The Company Assets (if any) comprise all of the property and assets of the Business, and neither the Vendor nor any other person, firm or corporation owns any assets used by the Company in operating the Business, whether under a lease, rental agreement or other arrangement;

    (ee) Title. The Company is the legal and beneficial owner of the Company Assets (if any), free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

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    (ff) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Company Assets (if any);

    (gg) Company Material Contracts. The Company Material Contracts listed in Schedule "D" constitute all of the material contracts of the Company;

    (hh) No Default. There has not been any default in any material obligation of either of the Company or the Vendor or any other party to be performed under any of the Company Material Contracts, each of which is in good standing and in full force and effect and unamended, and the Vendor is not aware of any default in the obligations of any other party to any of the Company Material Contracts;

    (ii) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of the Company. The Company is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

The Business

    (jj) Maintenance of Business. Since the date of the Company Financial Statements, the Business has been carried on in the ordinary course and the Company has not entered into any material agreement or commitment except in the ordinary course; and

    (kk) No Ownership of Company. The Company does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

3.2 The representations and warranties of the Vendor contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Purchaser, the representations and warranties of the Vendor shall survive the Closing.

Indemnity

3.3 The Vendor agrees to indemnify and save harmless the Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Vendor to defend any such claim), resulting from the breach by him of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendor to the Purchaser hereunder (a "Loss").


                                    ARTICLE 4
                             COVENANTS OF THE VENDOR

Covenants

4.1 The Vendor covenants and agrees with the Purchaser that he will:

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    (a)  Conduct of Business. Until the Closing, conduct the Business diligently and in the ordinary course consistent with the manner in which the Business generally has been operated up to the date of execution of this Agreement;

    (b) Preservation of Business. Until the Closing, use his best efforts to preserve the Business and the Company Assets (if any) and, without limitation, preserve for the Purchaser the Company's relationships with its suppliers, customers and others having business relations with it;

    (c) Access. Until the Closing, give the Purchaser and its representatives full access to all of the properties, books, contracts, commitments and records of the Company relating to the Company, the Business and the Company Assets (if any), and furnish to the Purchaser and its representatives all such information as they may reasonably request;

    (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the transfer of the Shares to the Purchaser and to preserve and maintain the Company Assets (if any), including the Company Material Contracts, notwithstanding the change in control of the Company arising from the purchase of the Shares by the Purchaser;

    (e) 14f-1 Filing. Forthwith following the execution of this Agreement cause the Company to file with the Securities and Exchange Commission a Statement Regarding Change in Majority of Directors on Form 14f-1 disclosing the terms of this Agreement; and

    (f) SEC Filings. File on a timely basis all returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which he is a party, and to provide the Company with such filings (as and where required by law).

Authorization

4.2 The Vendor hereby agrees to promptly cause the Company, upon the request of the Purchaser, to authorize and direct any and all federal, provincial, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting the Company to release any and all information in their possession respecting the Company to the Purchaser. The Vendor shall promptly cause the Company to execute and deliver to the Purchaser any and all consents to the release of information and specific authorizations which the Purchaser reasonably requires to gain access to any and all such information.


Survival


4.3 The covenants set forth in this Article shall survive until the Closing for the benefit of the Purchaser.



                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Representations and Warranties

5.1 The Purchaser represents and warrants in all material respects to the Vendor with the intent that the Vendor will rely thereon in entering into this Agreement and in completing the transactions contemplated hereby, that:

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The Purchaser -Capacity

    (a) Capacity. The Purchaser has the power, capacity and authority to enter into and complete this Agreement; and

Execution and Performance of Agreement

    (b) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Purchaser and this Agreement constitutes a legal, valid and binding obligation of the Purchaser and is enforceable against him in accordance with its terms.

Non-Merger and Survival

5.2 The representations and warranties of the Purchaser contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Vendor, the representations and warranties of the Purchaser shall survive the Closing.

Indemnity

5.3 The Purchaser agrees to indemnify and save harmless the Vendor from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Purchaser to defend any such claim), resulting from the breach by him of any representation or warranty of such party under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Purchaser to the Vendor hereunder.



                                    ARTICLE 6
                              CONDITIONS PRECEDENT

Conditions Precedent in favour of the Purchaser

6.1 The Purchaser's obligations to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:


    (a) all documents or copies of documents required to be executed and delivered to the Purchaser hereunder will have been so executed and delivered;

    (b) the Purchaser shall have completed its due diligence review of the affairs of the Company, and shall be satisfied with same in all material respects;

    (c) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or prior to the Closing will have been complied with or performed;

    (d) title to the Shares and Company Assets (if any) will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except for the Stock Pledge Agreement;

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    (e)  the Vendor will have transferred the Shares to the Purchaser and the
         Shares will be issued to the Purchaser and registered on the books of the Company in the name of the Purchaser at Closing;

    (f)  the Vendor shall have terminated the Vendor's Option and;

    (g) the Company shall have filed a Statement Regarding Change in Majority of Directors with the Securities and Exchange Commission on Form 14f-1 disclosing the terms of this Agreement and not less that ten (10) days shall have elapsed from the date of such filing;

    (h)  subject to Article 7 hereof, there will not have occurred

         (i) any material adverse change in the financial position or condition of the Company, its liabilities or the Company Assets (if any) or any damage, loss or other change in circumstances materially and adversely affecting the Vendor, the Business or the Company Assets (if any) or the Company's right to carry on the Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

         (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to the Company or the Business (whether or not covered by insurance) materially and adversely affecting the Company, the Business or the Company Assets (if any); and

         (i) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by the Purchaser

6.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or prior to Closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Purchaser shall be released from all obligations under this Agreement.

Conditions Precedent in Favour of Vendor

6.3 The obligation of the Vendor to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

    (a) all documents or copies of documents required to be executed and delivered to the Vendor hereunder will have been so executed and delivered; and

    (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or prior to the Closing will have been complied with or performed.

Waiver by Vendor

6.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the Closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing the Vendor shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

6.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favour of the other party or parties set forth in this Article.


                                    ARTICLE 7
                                     CLOSING

Closing

7.1 The purchase and sale of the Shares and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.


Documents to be Delivered by Vendor

7.2 On or before the Closing, the Vendor will deliver or cause to be delivered to the Purchaser:

    (a) the original or certified copies of the charter documents of the Company and all corporate records documents and instruments of the Company, the corporate seals of the Company and all books and accounts of the Company;

    (b) such documentation as may be required by the Purchaser to facilitate the closing of the Company Bank Accounts and the transfer of the balances therein to new accounts to be opened for the Company at the direction of the Purchaser;

    (c) a certified resolution of the Board of Directors of the Company appointing the Purchaser as a director of the Company;

    (d) certificates representing the Shares, duly registered in the name of the Purchaser;

    (e) all reasonable consents or approvals required to be obtained by the Vendor and the Company for the purposes of validly transferring the Shares to the Purchaser (if any) and preserving and maintaining the interests of the Company under any and all Company Material Contracts and in relation to the Company Assets (if any);

    (f) the termination of the Vendor's Option as set forth in section 2.4 hereof in form satisfactory to the Purchaser;

    (g) an acknowledgement from the Vendor of the satisfaction of the conditions precedent set forth in section 6.3 hereof; and

    (h) such other documents as the Purchaser may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by the Purchaser

7.3 On or before the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor an acknowledgement from the Purchaser of the satisfaction of the conditions precedent set forth in section 6.1 hereof.

                                    ARTICLE 8
                               GENERAL PROVISIONS

Arbitration

8.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Vancouver, British Columbia.


Notice

8.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address of the intended recipient stated above by personal delivery, prepaid single certified or registered mail, or facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by facsimile shall be deemed to have been received on the actual date of delivery. The parties facsimile numbers are as follows:

                  The Purchaser             604-925-9556
                  The Vendor                011-52-62-171-924

Change of Address

8.3 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.


Further Assurances

8.4 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

8.5 Time is expressly declared to be the essence of this Agreement.

Entire Agreement

8.6 The provisions contained herein constitute the entire agreement between the Vendor and the Purchaser respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, between the Vendor and the Purchaser with respect to the subject matter hereof.

Enurement

8.7 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

8.8 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

8.9 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.


Applicable Law

8.10 This Agreement is subject to the laws of the Province of British Columbia and the laws of Canada applicable therein and, subject to section 8.1 hereof, the parties hereto irrevocably attorn to the exclusive jurisdiction of the Courts of the Province of British Columbia.


Independent Legal Advice

8.11 The Purchaser has obtained legal advice concerning this matter and requests that the Vendor obtains independent legal advice with respect to this matter before executing this Agreement. The Vendor hereby represents and warrants to the Purchaser that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice or has, in his discretion, knowingly and willingly elected not to do so.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.



/s/Valerie Moschetti                             /s/ Andrew Hromyk
-------------------------------                  -------------------------------
Witness                                          ANDREW HROMYK
Valerie Moschetti
-------------------------------
Name
834 E. 15th Ave
-------------------------------
Address
Vancouver, BC
-------------------------------



/s/ Mendoza I. Sergio                            /s/ Pedro Villagran Garcia
-------------------------------                  -------------------------------
Witness                                          PEDRO VILLAGRAN GARCIA
Mendoza I. Sergio
-------------------------------
Name
Angostura 79, Cd. El Ranchito
-------------------------------
Address
Hermosillo, Sonora, Mexico
-------------------------------

                                  Schedule "A"

                            BANK ACCOUNT INFORMATION

This is Schedule "A" to the Share Purchase Agreement dated the 20th day of July, 2001 by and between Andrew Hromyk (the "Purchaser") and Pedro Villagran Garcia (the "Vendor").

--------------------------------------------------------------------------------


Bank:                      Bank One
Address:                   420 West, Mariposa Road, Nogales Arizona
Account#:                  2749 1372
Name on Account:           Gama Computer Corporation
Contact Name:              Dora Madrid
Telephone:                 520-281-3242
Facsimile:                 520-281-3285
Current Balance:           $489.78 (as at July 12, 2001)
Signing Authority:         Pedro Villagran Garcia

                                  Schedule "B"

                    COMPANY ACCOUNTS PAYABLE AND LIABILITIES

This is Schedule "B" to the Share Purchase Agreement dated the 20th day of July, 2001 by and between Andrew Hromyk (the "Purchaser") and Pedro Villagran Garcia (the "Vendor").

--------------------------------------------------------------------------------
Current Accounts Payable

       Payee                                   Amount          Nature of Service
1.     Corporate Stock Transfer                $493.95           Transfer agent
2.     Century Capital Management Ltd.         $408.13            Consulting
3.     Wrinkle, Gardner & Company              $750.00            Accounting
       Total                                   $1,652.08


Current Liabilities

       Creditor                                Amount
1.     Gracia Pacheco Pablo                    $37,863.00
       Total                                   $37,863.00

                                  Schedule "C"

                          COMPANY FINANCIAL STATEMENTS

This is Schedule "C" to the Share Purchase Agreement dated the 20th day of July, 2001 by and between Andrew Hromyk (the "Purchaser") and Pedro Villagran Garcia (the "Vendor").

--------------------------------------------------------------------------------

1. Audited Financial Statements of the Company for the year ended December 31, 2000 (Previously filed as an exhibit to the Company's Form 10KSB dated March 29, 2001)

2. Unaudited Financial Statement of the Company for the period ended March 31, 2001 (Previously filed as an exhibit to the Company's Form 10QSB dated May 17, 2001)

                                  Schedule "D"

                           COMPANY MATERIAL CONTRACTS

This is Schedule "D" to the Share Purchase Agreement dated the 20th day of July, 2001 by and between Andrew Hromyk (the "Purchaser") and Pedro Villagran Garcia (the "Vendor").

--------------------------------------------------------------------------------

None

                                  Schedule "E"

                            DEBTS TO RELATED PARTIES

This is Schedule "E" to the Share Purchase Agreement dated the 20th day of July, 2001 by and between Andrew Hromyk (the "Purchaser") and Pedro Villagran Garcia (the "Vendor").

--------------------------------------------------------------------------------

Debt owed to Gracia Pacheco Pablo secured by Promissory Notes:

         Date                                      Principal Amount
         ----                                      ----------------
         May 10, 2000                                  $5,000.00
         July 27, 2000                                  5,000.00
         August 8, 2000                                15,000.00
         August 10, 2000                                2,200.00
         September 5, 2000                             10,286.14
         Interest expense to June 2, 2001                 376.86
                                                         -------

         Total                                        $37,863.00